Exhibit 10.15

EQUITY RESIDENTIAL

SECOND RESTATED 2002 SHARE INCENTIVE PLAN

THIS SECOND RESTATEMENT (the “Second Restatement”) of the EQUITY RESIDENTIAL 2002 SHARE INCENTIVE PLAN (“Plan”) is made as of the 10th day of December, 2008.

RECITALS

WHEREAS, the Board of Trustees of Equity Residential (the “Company”) adopted the Plan on February 21, 2002, which was approved by the shareholders of the Company at the 2002 annual meeting.

WHEREAS, the Company restated the Plan pursuant to a Restatement dated June 10, 2008.

WHEREAS, the Company entered into a First Amendment to the Restatement dated as of November 4, 2008 and a Second Amendment to the Restatement dated as of December 10, 2008 (collectively, the “Amendments”).

WHEREAS, the Company desires to restate the Plan pursuant to this Second Restatement to provide for one consolidated Plan which incorporates the terms and provisions of the Amendments.

NOW THEREFORE, the Plan is restated as follows:

1.        Purpose.

(a)        The Equity Residential 2002 Share Incentive Plan (the “Plan”) was established by Equity Residential, a Maryland real estate investment trust (the “Company”), to secure for the Company and its shareholders the benefits arising from capital ownership by those key employees, officers, trustees and consultants of the Company and its Subsidiaries (as defined below) who are and will be responsible for its future growth and continued success.

(b)        The Plan provides a means whereby such individuals may: (i) receive authorized common shares of beneficial interest of the Company and one or more classes of limited partnership interests (“OP Units”) in ERP Operating Limited Partnership (“Operating Partnership”) that are exchangeable for common shares of beneficial interest of the Company (collectively, “Shares”), subject to conditions and restrictions described herein and otherwise determined by the Committee (as defined below) (“Share Awards”); (ii) acquire Shares pursuant to grants of options to purchase such Shares (“Options”); (iii) acquire Share Appreciation Rights (“SARs”) in tandem with or independent of Options referred to in item (ii) above; or (iv) receive dividend equivalent rights with respect to Shares (“Dividend Equivalents”). The term “Subsidiary” means each entity the Company owns or controls directly or indirectly either through voting control, equity ownership or as a general partner, managing member or similar control position, provided that, for purposes of Incentive Stock Options (as defined below) such term shall have the meaning given in Section 424 of the Internal Revenue Code of 1986, as amended (the “Code”).

(c)        OP Units established pursuant to the Operating Partnership’s agreement of limited partnership, as amended from time to time, may be (i) convertible, exchangeable or redeemable for Shares or other limited partnership interests in the Operating Partnership (including OP Units of a different class or series), or at the option of the Company, for cash in an amount equal to the value of such Shares; and (ii) valued and revalued from time to time by reference to the book value, fair value or performance of the Operating Partnership upon the occurrence of a “book-up event” described in Treasury Regulation §1.704-1(b)(2)(iv)(f)(5). Awards of OP Units are intended to qualify at the time they are granted as “profits interests” within the meaning of IRS Revenue Procedure 93-27 with respect to a Grantee under the Plan who is or will be rendering services to or for the benefit of the Operating Partnership and its subsidiaries.

2.        Administration.  The authority to manage and control the operation and administration of the Plan shall be vested in a Committee (the “Committee”) consisting of three or more members appointed by the Board of Trustees of the Company from among its members. A person may serve on the Committee only if he or she (i) is a “Non-Employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Code. Any interpretation of the Plan by the Committee and any decision made by the Committee on any other matter within its discretion is final and binding on all persons. No member of the Committee shall be liable for any action or determination made with respect to the Plan. The Committee may delegate any of its authority to administer the Plan as it deems appropriate, except that no delegation may be made in the case of awards intended to be qualified under Code Section 162(m) or Rule 16b-3 promulgated under the Exchange Act. The day-to-day administration of the Plan may be carried out by an Option Coordinator designated by the General Counsel of the Company.

3.        Participation.

(a)        Generally.  Subject to the terms and conditions of the Plan, the Committee shall determine and designate from time to time the key employees, officers, trustees and consultants of the Company and its Subsidiaries to whom Share Awards, Options, SARs or Dividend Equivalents are to be granted (a “Grantee”) and the number of Shares subject to such Share Awards, Options, SARs or Dividend Equivalents to be granted to the Grantees. Notwithstanding the foregoing, the maximum number of Shares with respect to which Options and SARs may be granted during any calendar year to any Grantee is 1,000,000 Shares, and the maximum number of shares with respect to Share Awards and Dividend Equivalents may be granted during any calendar year to any Grantee is 250,000 shares.

(b)        Board of Trustees.  Each member of the Board of Trustees (excluding the Chairman of the Board and the employee trustees) will receive an annual award (relating to the Trustee’s term as Trustee for the one-year period following the subsequent shareholders’ meeting at which trustees are elected) of Share Awards and Options equal to $75,000 in value on the same day as the annual grant of Share Awards and Options to the Company’s executive officers. The annual $75,000 award will be allocated between Options (using the same valuation criteria and vesting schedule utilized by the Committee in its executive officer Option grants) and Share Awards (using the same issuance price and vesting schedule utilized by the Committee in its executive officer Share Award grants), in the same ratio as approved by the Committee for the annual long-term compensation awards to the Company’s executive officers. The annual award of Share Awards and Options is also subject to the Trustee receiving the grant being re-elected as a Trustee at the subsequent shareholders’ meeting. If an individual first becomes a Trustee following the annual award, the Trustee will receive a grant of Share Awards and Options in the same ratio as the prior annual Trustee’s grant equal to $75,000 multiplied by a fraction, the numerator of which is the number of days left in said one-year term from the date of such Trustee’s election or appointment to the Board of Trustees, until the anniversary of the immediately preceding shareholders’ meeting at which trustees were re-elected, and the denominator of which is 365. Trustees may, in addition to Options and Share Awards awarded under this paragraph, also receive grants of Options and Share Awards under paragraph 3(a).

4.        Shares Subject to the Plan.  Subject to the provisions of paragraph 13, (i) the maximum number of Shares which may be granted under the Plan shall not exceed 7.5% of the Company’s outstanding Shares from time to time, calculated on a “fully-diluted” basis (defined as the Company’s outstanding common shares, limited partnership interests in ERP Operating Limited Partnership and all other currently convertible debt and equity securities, but excluding options) determined annually on the first day of each calendar year; and (ii) no more than twenty-five percent (25%) of the number of Shares described in clause (i) may be subject to Share Awards granted under the Plan. Shares subject to the Plan may be authorized but unissued Shares, Shares now held in the treasury of the Company or Shares hereafter acquired by the Company. Any Shares which are not purchased or awarded under an Option or other award which has terminated or lapsed for any reason as well as Shares which were the subject of a Share Award that are forfeited prior to vesting may be used for the further grant of awards. For purposes of this Plan, the “Fair Market Value” of a Share shall equal the closing price paid for Shares on the New York Stock Exchange on the applicable day for which such Fair Market Value is being determined.

5.        Share Awards.

(a)  Share Awards granted shall be subject to the following conditions and/or restrictions:

(i)    A Share Award shall be subject to a minimum vesting period of at least three years from the date of Grant, with the Share Award vesting either in annual equal installments over, or in full at the end of, the three-year period, and may be subject to such other conditions and restrictions as are established by the Committee as of the Date of Grant; provided, however, that up to five percent (5%) of the total number of Shares which may be granted under the Plan may be subject to a minimum vesting period of one year. The Committee may, but need not, establish performance goals to be achieved within such performance periods as may be selected by it, using such measures of individual performance or the performance of the Company and/or one (1) or more of its Subsidiaries as it may select. Any Share Award containing conditions, terms or restrictions as established by the Committee but not set forth herein shall be described in such term sheets or employment, award or similar agreements as are approved by the Committee from time to time.

(ii)    A Share Award that has not vested or continues to be subject to restrictions (including any restrictions set forth on term sheets or employment, award or similar agreements approved by the Committee from time to time) will be forfeited to the Company upon the termination of the Grantee’s Service, unless the circumstances described in paragraph 5(a)(iii) have occurred (it being the express intent of this document that Share Awards will not be forfeited in the event of a “Change in Control” (defined below) of the Company, or the termination of the Grantee’s Service as a result of any of the circumstances described in paragraph 5(a)(iii)). An individual’s “Service” shall continue until he or she is no longer an employee, officer, director, trustee or consultant of the Company or a Subsidiary.

(iii)    Notwithstanding the foregoing, the conditions and restrictions described in paragraph 5(a)(i) and (ii) that are contained in the terms of any Share Award shall immediately lapse and be of no effect, and the Share Awards subject to such conditions and restrictions shall fully vest (with any performance goals deemed to be met in full at the maximum amount possible unless otherwise provided by the specific terms of an award) in favor of the Grantee, in the event of (I) a “Change in Control” of the Company, or (II) the termination of a Grantee’s Service:

(A)    because of the Grantee’s death;

(B)    with respect to a Grantee who is an employee or officer in connection with his or her disability (as defined in Section 5(d)); or if such Grantee’s Service commenced prior to January 1, 2009, in connection with such Grantee’s termination of Service (other than if the termination occurs for Good Cause) at or after age 62; or

(C)    with respect to a Grantee who is a member of the Board (excluding employee trustees) in connection with his or her retirement at or after age 72, the Board’s decision not to renominate him or her for re-election to the Board at any shareholders’ meeting at which Trustees are elected, or the failure to be re-elected to the Board at any such shareholders’ meeting, or the Trustee’s resignation from the Board by reason of either: (i) a material change in the Trustee’s employment or job responsibilities; or (ii) the Trustee’s disability.

If the Service of a Grantee terminates other than as described above (other than if the termination occurs for Good Cause), the Committee may determine that either: (i) the conditions and restrictions described in paragraph 5(a)(i) and (ii) that are contained in the terms of any Share Award shall immediately lapse and be of no effect, and in such event, the Share Awards subject to such conditions shall fully vest in favor of the Grantee; or (ii) the vesting of any Share Awards shall continue past the Grantee’s termination of Service per the original vesting schedule, subject to such conditions as the Committee shall determine. The Committee may make the determination described in the preceding sentence and communicate such determination in the Grantee’s award agreement or in any other manner.

Upon the termination of Service (other than for Good Cause) of either: (i) an employee or officer Grantee whose Service commenced prior to January 1, 2009 and whose termination occurred prior to age 62; or (ii) an employee or officer Grantee whose Service commenced on or after January 1, 2009; in each case after meeting the requirements of the Rule of 70, the Grantee’s Share Awards shall continue to vest per the original vesting schedule (subject to immediate and full vesting upon the occurrence of any of the circumstances described in paragraph 5(a)(iii)), provided the Grantee complies with the non-competition and employee non-solicitation provisions contained in the Grantee’s Rule of 70 Release. If the Grantee violates any of these provisions following the termination of his or her Service, unless otherwise determined by the Committee, all unvested Share Awards at the time of the violation will be forfeited to the Company.

(b)        Rights of Grantee.  The Grantee of a Share Award of Shares shall be entitled to all of the rights of a shareholder with respect to the Shares subject to the Share Award including the right to vote such Shares and to receive dividends and other distributions payable with respect to such Shares from and after the Date of Grant; provided that any securities or other property (but not cash) received in any such distribution with respect to a Share Award of Shares that is still subject to the restrictions set forth above, shall be subject to all of the restrictions set forth herein with respect to such Share Award. Share Awards of OP Units are intended to qualify at the time they are granted as “profits interests” within the meaning of IRS Revenue Procedure 93-27 with respect to a Grantee under the Plan who is or will be rendering services to or for the benefit of the Operating Partnership and its subsidiaries.

(c)        Change in Control.  For purposes of this Plan, a “Change in Control” shall mean any of the following events:

(i)        An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the 1934 Act, immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 30% or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a “Subsidiary”), (ii) the Company or any Subsidiary or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(ii)        Approval by shareholders of the Company of:

(A)      A merger, consolidation or reorganization involving the Company, unless:

(1)        the shareholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization; and

(2)        the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation or a corporation beneficially owning, directly or indirectly, a majority of the Voting Securities of the Surviving Corporation;

(A transaction described above shall herein be referred to as a “Non-Control Transaction);

(B)        A complete liquidation or dissolution of the Company; or

(C)        An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than to an entity of which the Company directly or indirectly owns at least 70% of the Voting Securities). Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

(iii)        The rejection by the voting Beneficial Owners of the outstanding Shares of the entire slate of trustees that the Board proposes at a single election of trustees; or

(iv)        The rejection by the voting Beneficial Owners of the outstanding Shares of one-half or more of the trustees that the Board proposes over any two or more consecutive elections of trustees.

(d)        For purposes of this Plan, “disability” shall mean a physical condition or mental condition which, the Committee determines, based upon medical reports and other evidence satisfactory to such Committee, prevents a Grantee from satisfactorily performing his or her usual duties for the Company or the duties of such other position or job which the Company makes available to him or her and for which such Grantee is qualified by reason of his or her training, education or experience.

(e)        For purposes of this Plan, the “Rule of 70” is met when an employee or officer Grantee’s years of service with the Company or its Subsidiaries or predecessors (must be at least 15 years, based on 180 months of employment, not calendar years) plus his or her age (must be at least 55 years) on the date of termination equals or exceeds 70 years. In addition, the employee must give the Company at least 6 months’ advance written notice of his or her intention to retire and sign a release upon termination of employment, with ongoing non-competition and employee non-solicitation provisions, releasing the Company from customary claims (“Rule of 70 Release”).

6.        Share Options.  This paragraph 6 addresses specific terms and conditions for Share Options.

(a)        ISO/NQSO.  Any Option to purchase Shares granted under paragraph 3(a) that satisfies all of the requirements of Section 422 of the Code, may be designated by the Committee as an “Incentive Stock Option.” Options that are not so designated, or that do not satisfy the requirements of Section 422 of the Code shall not constitute Incentive Stock Options and shall be Non-Qualified Share Options.

(b)        Exercise Price.  The Option price of an Incentive Stock Option shall not be less than the Fair Market Value of a Share on the date the Option is awarded under the Plan. The price at which a Share may be purchased pursuant to the exercise of any Non-Qualified Share Option shall not be less than 100% of its Fair Market Value on the date the Option is awarded under the Plan. The repricing of Options under this Plan is specifically prohibited.

(c)        General Exercisability.  Each Option granted under paragraph 3 shall be exercisable, either in whole or in part, at such time or times as shall be determined by the Committee at the time the Option is granted or at such earlier times as the Committee shall subsequently determine, but in no event later than the Option’s “Expiration Date” (defined below). The Committee may establish performance goals to be achieved within such periods as may be selected by it in its discretion using such measures of performance of the Grantee, the Company and/or its subsidiaries as it may select. The “Expiration Date” with respect to an Option or any portion thereof granted under paragraph 3 means the date established by the Committee at the Date of Grant (subject to any earlier termination by the Committee), but in no event later than the date which is ten (10) years after the date on which the Option is granted. All rights to purchase Shares pursuant to an Option shall cease as of the Option’s Expiration Date.

(d)        ISO Exercisability.  The aggregate exercise price for Shares with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year may not exceed one hundred thousand dollars ($100,000) or such different maximum amount as may be established by the Code after February 2002. Any Options that are intended to be Incentive Stock Options but that become exercisable in excess of such amount shall be deemed to be a Non-Qualified Stock Option to the extent of such excess.

(e)        Immediate Vesting.  Notwithstanding the provisions of paragraph 6(c), each Option granted under the Plan to a Grantee and as to which the Expiration Date has not occurred shall be immediately and fully exercisable, for the period indicated, in the event of (I) a Change in Control of the Company (in which case it shall be exercisable until its Expiration Date), or (II) the termination of a Grantee’s Service:

(i)        because of the Grantee’s death (in which case it shall be exercisable by the person or persons to whom the Grantee’s right passes by will or by the laws of descent and distribution) until the earlier of (A) the third anniversary of such termination or (B) its Expiration Date,

(ii)        with respect to a Grantee who is an employee or officer in connection with his or her disability (as defined in Section 5(d)); or if such Grantee’s Service commenced on or prior to January 1, 2009, in connection with such Grantee’s termination of Service (other than if the termination occurs for Good Cause) at or after age 62, in which case it shall be exercisable until its Expiration Date; or

(iii)        with respect to a Grantee who is a member of the Board (excluding employee trustees) in connection with his or her retirement at or after age 72, the Board’s decision not to renominate him or her for re-election to the Board at any shareholders’ meeting at which Trustees are elected, or the failure to be re-elected to the Board at any such shareholders’ meeting, or the Trustee’s resignation from the Board by reason of either: (i) a material change in the Trustee’s employment or job responsibilities; or (ii) the Trustee’s disability, in which case it shall be exercisable until its Expiration Date.

If the Service of a Grantee terminates other than as described above, his or her Options shall not become exercisable with respect to any additional Shares, unless (other than if the termination occurs for Good Cause) the Committee determines that either: (i) the vesting of the Options shall accelerate (in whole or in part) in connection with such termination; or (ii) the vesting of any Options (in whole or in part) shall continue past the Grantee’s termination of Service, subject to such conditions as the Committee shall determine; and in each case, each Option shall be exercisable until the earlier of: (a) 90 days after such termination unless extended by the Committee; or (b) its Expiration Date.

Upon the termination of Service (other than for Good Cause) of either: (i) an employee or officer Grantee whose Service commenced prior to January 1, 2009 and whose termination occurred prior to age 62; or (ii) an employee or officer Grantee whose Service commenced on or after January 1, 2009; in each case after meeting the requirements of the Rule of 70, the Grantee’s Options shall continue to vest per the original vesting schedule (subject to immediate and full vesting upon the occurrence of any of the circumstances described in paragraph 6(e)), and each Option shall be exercisable until its Expiration Date, provided the Grantee complies with the non-competition and employee non-solicitation provisions contained in the Grantee’s Rule of 70 Release. If the Grantee violates any of these provisions following the termination of his or her Service, unless otherwise determined by the Committee, all vested and unvested Options at the time of the violation will be forfeited to the Company.

(f)        Good Cause.  If the Service of a Grantee terminates for Good Cause, as determined by the Committee, his Option shall expire immediately. “Good Cause” shall include, but not be limited to, the Grantee’s engaging in conduct which (i) breaches his or her duty of loyalty to the Company; (ii) is injurious to the Company or a Subsidiary; or (iii) disparages the Company, any Subsidiary, or any of their respective officers or trustees. The Committee may also establish guidelines for determining whether a Grantee’s Service has terminated for good cause and communicate such guidelines in the Grantee’s award agreement, or in any other manner, including but not limited to such term sheets and supplements hereto as are approved by the Committee from time to time.

(g)        Exercise Procedure.  A Grantee may exercise an Option by giving written notice thereof prior to the Option’s expiration to the Company at the principal executive offices of the Company. Contemporaneously with the delivery of notice with respect to exercise of an Option, the full purchase price of the Shares purchased pursuant to the exercise of the Option, together with any required state or federal withholding taxes, shall be paid in cash, by tender of share certificates in proper form for transfer to the Company valued at the Fair Market Value of the Shares on the preceding day, by any combination of the foregoing or with any other consideration authorized by the terms of the Grantee’s Option Award. The Committee may also permit the exercise of an option and payment of any applicable withholding tax in respect of an Option by delivery of written notice, subject to the Company’s receipt of a third party payment in full in cash for the exercise price and the applicable withholding prior to issuance of Common Shares, in the manner and subject to the procedures as may be established by the Committee.

(h)        Suspension of Right.  Notwithstanding any other provision of this paragraph 6, the Compensation Committee, in its sole and absolute discretion, may suspend the right of any person to exercise an Option for up to 30 days if the Grantee’s Service has been or may be suspended or terminated for any reason. Following such suspension, the rights of the person to exercise such Option shall be controlled by any determination with respect to employment termination made prior to the end of the period of suspension.

7.        Share Appreciation Rights.  The Committee may grant an SAR to any key employee, officer, trustee or consultant of the Company. Each SAR shall be subject to such restrictions and conditions and other terms as the Committee may specify when the SAR is granted.

(a)        Grant.  An SAR granted at the time a related Option is granted may be granted either in addition to the related Option (“Non-Tandem SAR”) or in tandem with the related Option (“Tandem SAR”). An SAR not related to an Option will be subject to the provisions applicable to Non-Tandem SARs. At the time a Non-Tandem SAR is granted, the Committee shall specify the base price of the Shares to be used in connection with the calculation described in subsection (b)(i) below. The base price of a Non-Tandem SAR shall be a percentage (as low as zero) of the Fair Market Value of a Share on the date of grant. The number of Shares subject to a Tandem SAR shall not exceed one for each Share subject to the related Option. No Tandem SAR may be granted to a key employee in connection with an Incentive Stock Option in a manner that will disqualify the Incentive Stock Option under Section 422 of the Code unless the key employee consents thereto.

(b)        Value.  Upon exercise, an SAR shall entitle the Grantee to receive from the Company the number of Shares (or cash equivalent thereof) having an aggregate Fair Market Value equal to the following:

(i)        in the case of a Non-Tandem SAR, the excess of the Fair Market Value of one Share as of the date on which the SAR is exercised over the base Share price specified in such SAR, multiplied by the number of Shares then subject to the SAR, or the portion thereof being exercised.

(ii)        in the case of a Tandem SAR, the excess of the Fair Market Value of one Share as of the date on which the SAR is exercised over the exercise price per Share specified in such Option, multiplied by the number of Shares then subject to the Option, or the portion thereof as to which the SAR is being exercised.

Cash shall be delivered in lieu of any fractional shares. The Committee, in its discretion, shall be entitled to cause the Company to elect to settle any part or all of its obligation arising out of the exercise of an SAR by the payment of cash in lieu of all or part of the Shares it would otherwise be obligated to deliver in an amount equal to the Fair Market Value of such Shares on the date of exercise. So long as the Grantee is subject to Section 16(b) of the 1934 Act with respect to securities of the Company, the Committee may not cause the Company to elect to settle any part or all of its obligation arising out of the exercise of an SAR by the payment of cash pursuant to this subparagraph, unless (A) such exercise occurs no earlier than six months after the date of grant of the SAR, and (B) the Committee approves such form of settlement.

(c)        Exercise of Tandem SARs.  A Tandem SAR shall be exercisable during such time, and be subject to such restrictions and conditions and other terms, as the Committee shall specify at the time such Tandem SAR is granted which restrictions and conditions and other terms need not be the same for all Grantees. Notwithstanding the preceding sentence, the Tandem SAR shall be exercisable only at such time as the Option to which it relates is exercisable and shall be subject to the restrictions and conditions and other terms applicable to such Option. Upon the exercise of a Tandem SAR, the unexercised Option, or the portion thereof to which the exercised portion of the Tandem SAR is related, shall expire. The exercise of any Option shall cause the expiration of the Tandem SAR related to such Option, or portion thereof, that is exercised.

(d)        Non-Tandem SAR Exercisabilty.  Each Non-Tandem SAR granted under the Plan shall be exercisable, either in whole or in part, at such time or times as shall be determined by the Committee at the time the Non-Tandem SAR is granted or at such earlier times as the Committee shall subsequently determine, but in no event later than the Non-Tandem SAR’s “Expiration Date” (defined below). The Committee may establish performance goals to be achieved within such periods as may be selected by it in its discretion using such measures of performance of the Grantee, the Company and/or its subsidiaries as it may select. The “Expiration Date” with respect to a Non-Tandem SAR or any portion thereof granted under the Plan means the date established by the Committee at the Date of Grant (subject to any earlier termination by the Committee), but in no event later than the date which is ten (10) years after the date on which the Non-Tandem SAR is granted.

(e)        Acceleration.  Notwithstanding the above, each SAR granted under the Plan to a Grantee and as to which the Expiration Date has not occurred shall be immediately and fully exercisable, for the period indicated, in the event of (I) a Change in Control of the Company (in which case it shall be exercisable until its Expiration Date), or (II) the termination of a Grantee’s Service under the same conditions described in Section 6(e). Upon the termination of Service (other than for Good Cause) of either: (i) an employee or officer Grantee whose Service commenced prior to January 1, 2009 and whose termination occurred prior to age 62; or (ii) an employee or officer Grantee whose Service commenced on or after January 1, 2009; in each case after meeting the requirements of the Rule of 70, the Grantee’s SARs shall continue to vest per the original vesting schedule (subject to immediate and full vesting upon the occurrence of any of the circumstances described in paragraph 6(e)), provided the Grantee complies with the non-competition and employee non-solicitation provisions contained in the Grantee’s Rule of 70 Release. If the Grantee violates any of these provisions following the termination of his or her Service, unless otherwise determined by the Committee, all unvested SARs at the time of the violation will be forfeited to the Company.

(f)        Other Termination.  If the Service of a Grantee who is an employee terminates other than as described above and other than for good cause, or the Service of a Grantee who is a consultant or a member of the Board of Trustees terminates for any reason other than for good cause, his SAR shall not become exercisable with respect to any additional Shares unless the Committee accelerates the exercisability of the SAR pursuant to paragraph (d), and the SAR shall be exercisable until the earlier of (i) 90 days after such termination unless extended by the Committee or (ii) its Expiration Date.

(g)        Good Cause.  If the Service of a Grantee terminates for good cause, his SAR shall expire immediately. The Committee may establish guidelines for determining whether a Grantee’s Service has terminated for good cause and communicate such guidelines in the Grantee’s award agreement, or in any other manner, including but not limited to such term sheets and supplements hereto as are approved by the Committee from time to time.

(h)        Exercise Procedure.  A Grantee may exercise an SAR by giving written notice thereof prior to the SAR expiration to the Company at the principal executive offices of the Company.

(i)        Settlement of SARs.  As soon as is reasonably practicable after the exercise of an SAR, the Company shall issue, in the name of the Grantee, share certificates representing the total number of full Shares to which the Grantee is entitled pursuant to subparagraph 7(d) hereof and cash in an amount equal to the Fair Market Value, as of the date of exercise, of any resulting fractional Shares; or if the Committee causes the Company to elect to settle all or part of its obligations arising out of the exercise of the SAR in cash, deliver to the Grantee an amount in cash equal to the Fair Market Value, as of the date of exercise, of the Shares it would otherwise be obligated to deliver, subject to any required withholding of state, federal and local taxes.

(j)        Suspension of Right.  Notwithstanding any other provisions of this paragraph 7, the Compensation Committee in its sole and absolute discretion, may suspend the right of any person to exercise an SAR for up to 30 days if the Grantee’s Service has been or may be suspended or terminated for any reason. Following such suspension, the rights of the person to exercise such SAR shall be controlled by any determination with respect to employment termination made prior to the end of the period of suspension.

8.        Dividend Equivalents.  A Dividend Equivalent shall be related to a number of Shares specified at the time of grant and shall entitle the holder to cash payments that equal the cash dividend, if any, paid with respect to such Shares provided that the Dividend Equivalent is outstanding on the record date thereof and that it is not subject to any condition limiting the Grantee’s right to receive such payments. A Dividend Equivalent shall be subject to such restrictions and conditions and other terms including those relating to expiration and forfeiture, as the Committee shall specify at the time such Dividend Equivalent is granted. Notwithstanding the foregoing, any restriction or condition (other than expiration or forfeiture)

limiting the Grantee’s right to receive the cash payment described above shall lapse under the same circumstances in which option exercisability accelerates as described in paragraph 6(e).

9.      Withholding.  Whenever under the Plan a Grantee recognizes income with respect to any Share Award, Option, SAR or Dividend Equivalent (the “Award”) hereunder, the Company shall have the right to withhold from any Award under the Plan or to collect as a condition of any payment under the Plan, any taxes required by law to be withheld.

10.      Compliance with Applicable Laws.

(a)        Notwithstanding any other provision in the Plan, the Company shall have no liability to issue any Shares under the Plan unless such issuance would comply with all applicable laws and applicable requirements of any securities exchange or similar entity. Notwithstanding any other provision of the Plan, a Grantee or such other persons as are entitled to exercise an Option or SAR (as described in paragraph 11(b)) will be prohibited from exercising the Option or SAR to the extent that the General Counsel of the Company has determined that purchases and sales of the Company securities shall be restricted because of the existence or potential existence of material nonpublic information concerning the Company, whether or not such determination has been communicated to the Grantee or such persons. If the General Counsel of the Company has made such a determination and the Grantee or such persons give notice of an intent to exercise the Option or SAR (and satisfy all other conditions to the exercise thereof), the General Counsel of the Company shall advise the Grantee or such persons concerning such restrictions, and the effective time of the Grantee’s exercise shall be postponed to the earlier of the date that the General Counsel of the Company determines that such restriction is no longer necessary with respect to exercises of the Option or SAR, or the day before the date that the Option or SAR expires.

(b)        This Plan shall be interpreted and construed in accordance with the laws of the State of Maryland.

11.      Transferability.

(a)        Share Awards.  The Shares and OP Units subject to Share Awards shall not be sold, assigned, pledged or otherwise transferred, voluntarily or involuntarily, by the Grantee, while they are subject to the restrictions described in paragraph 5(a).

(b)        Options, SARs and Dividend Equivalents.  Options, SARs and Dividend Equivalents granted under the Plan are not transferable except (i) by will or by the laws of descent and distribution or, to the extent not inconsistent with the applicable provisions of the Code, pursuant to a qualified domestic relations order (as that term is defined in the Code); and (ii) a Grantee may transfer all or part of an Option that is not an Incentive Stock Option, or an SAR, to the Grantee’s spouse, child or children, grandchild or grandchildren, or other relatives or to a trust for the benefit of the Grantee and/or any of the foregoing; provided that the transferee thereof shall hold such Option or SAR subject to all of the conditions and restrictions contained herein and otherwise applicable to the Option or SAR, and that, as a condition to such transfer, the Company may require the transferee to agree in writing (in a form acceptable to the Company) that the transfer is subject to such conditions and restrictions.

12.      Employment and Shareholder Status.  The Plan does not constitute a contract of employment or continued service, and selection as a Grantee will not give any Grantee the right to be retained in the employ of the Company or any Subsidiary or the right to continue as a trustee of the Company. Any Share Award granted under the Plan shall not confer upon the holder thereof any right as a shareholder of the Company prior to the issuance of Shares pursuant thereto. No person entitled to exercise any Option or SAR granted under the Plan shall have any of the rights or privileges of a shareholder of record with respect to any Shares issuable upon exercise of such Option or SAR until certificates representing such Shares have been issued and delivered.

13.      Adjustments.  Subject to the following provisions of this paragraph, in the event of any change in the outstanding Shares by reason of any share dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, or in the event of any distribution or dividend to common shareholders other than a regular cash dividend, the Committee shall make such proportionate or equitable adjustments, if any, as it deems to be appropriate, to the aggregate number and kind of Shares reserved for issuance under the Plan or subject to Share Awards, Options, SARs or Dividend Equivalents outstanding or to be granted under the Plan, and to the terms of any outstanding Option, SAR or Dividend Equivalent, so that the total value of each such Award shall not be changed; provided that, (i) if, in connection with a transaction, Shares are changed into an ownership interest in the Company or another entity, which interest is registered under the Act, then each such Share shall be converted into an identical unit relating to such interest (it being the intent of the Company that, upon a merger, consolidation or reorganization involving the Company in which the Company’s Shares are exchanged or otherwise converted into publicly traded shares of the acquiring entity (or affiliates thereof)), all Share Awards, Options, SARs and Dividend Equivalents granted under this Plan shall be automatically converted into fully vested similar interests in the acquiring entity (or affiliates thereof); (ii) in no event shall the Option price for a Share be adjusted below the par value of such Share, and (iii) in no event shall any fraction of a Share be issued upon the exercise of an Option or SAR. Shares subject to a Share Award of Shares shall be treated in the same manner as other outstanding Shares; provided that any conditions and restrictions applicable to a Share Award shall continue to apply to any Shares, other security or other consideration received in connection with the foregoing.

14.      Special Provisions Under Code Section 162(m).

(a)        The provisions of this paragraph 14 shall apply only to the extent determined by the Committee for purposes of making an Award “performance-based compensation” within the contemplation of Section 162(m) of the Code. In the event of any inconsistencies between this paragraph, and the other Plan provisions within the scope of the foregoing, the provisions of this paragraph shall control.

(b)        As soon as practicable following the grant of an Award subject to this paragraph, (but in no event more than ninety (90) days after the Date of Grant), the Committee shall establish the performance-related goals to be used in connection with conditions, restrictions and limitations applicable to such Award. The performance-related goals shall be chosen from among the following factors, or any combination of the following, as the Committee deems appropriate: total shareholder return; growth in Funds from Operations, dividends, revenues, net income, share price, earnings per share or any similar earnings-based financial measure determined by the Committee; return on assets, capital and/or shareholders’ equity; and the Company’s financial performance versus its peers. The Committee may select among the goals specified from Award to Award, which need not be the same for each Grantee. The foregoing does not limit the Committee’s use of other performance goals, or no performance goals, in connection with the grant of an Award not subject to this paragraph.

(c)        With respect to the grant of an Award subject to this paragraph, the Committee shall, at the same time it is making the determinations under this paragraph, determine the relationship between the performance-related goals and the conditions, restrictions and limitations applicable to the Award. In connection with an Award subject to this paragraph, no performance-related goal will be considered to be satisfied until the Committee has certified the extent to which the performance-related goals and any other material terms were satisfied.

(d)        Once established, performance-related goals shall not be changed, except to the extent that the Committee has specified adjustments as part of the determinations made under paragraph 14(b) and (c). Except as provided in the preceding sentence, in connection with an Award subject to this paragraph, no performance-related goal applicable to a condition, restriction or limitation shall be considered to be satisfied if the minimum performance-related goals applicable thereto are not achieved.

15.      Repurchase of Share Awards, SARS and Options.  The Committee has the right to determine that it is in the best interests of the Company to repurchase any outstanding Options (whether vested or unvested), SARS (vested or unvested) and unvested Shares or OP Units subject to Share Awards for cash payable to the Grantee equal to the Fair Market Value of such Options, SARS, Shares and OP Units determined by the Committee in its good faith discretion. All outstanding Options, SARS and unvested Share Awards may be subject to repurchase in accordance with the terms of this paragraph 15.

16.      Miscellaneous.

(a)        At the time of a grant, the Committee may require a Grantee to enter into an agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

(b)        The Plan was effective February 21, 2002. No Awards may be granted under the Plan after February 20, 2012 or, if earlier, the date on which the Plan is terminated pursuant to paragraph 16(c). The Plan is subject to the approval of the shareholders of the Company on or before February 20, 2003. If such approval is not secured, any Awards hereunder shall be null and void and without effect.

(c)        Subject to any approval of the shareholders of the Company which may be required by law, the Board of Trustees of the Company may at any time amend, suspend or terminate the Plan. No amendment, suspension or termination of the Plan shall alter or impair any Share Award, Option, SAR or Dividend Equivalent previously granted under the Plan without the consent of the holder thereof.